UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2006
CINGULAR WIRELESS LLC
(Exact name of registrant as specified in its charter)

Delaware	1-31673	74-2955068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5565 Glenridge Connector, Atlanta, Georgia 30342
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (404)236-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 Changes in Control of Registrant
Cingular Wireless LLC (the Company) is jointly owned and controlled by BellSouth Corporation (BellSouth) and AT&T Inc. (AT&T). Upon the closing of the acquisition of BellSouth by AT&T on December 29, 2006 (the Acquisition), BellSouth became a wholly-owned subsidiary of AT&T, and the Company thereby became a wholly-owned indirect subsidiary of AT&T.
ITEM 8.01. Other Events
Associated with the Acquisition and at the request of the AT&T, on January 3, 2007 the New York Stock Exchange announced that it has suspended from trading, and that it will apply to the Securities and Exchange Commission (SEC) to delist the following debt securities of the Company:

•	6.50% Senior Notes Due 2011, CUSIP No. 17248R AF3

•	7.125% Senior Notes Due 2031, CUSIP No. 17248R AJ5
The securities would be delisted 10 days following such application accordance with the rules of the Exchange and the SEC. Such securities will not be listed or quoted on any other exchange. This action will not affect the terms of the securities or holders’ rights thereunder.
Upon delisting, the Company will file a Form 15 with the SEC, stating that each issue of such securities is held by fewer than 300 record holders and that it will cease filing reports with the SEC pursuant to Rule 12h-3(b)(1)(i)  and 15d-6.
The Company's 5.625% Senior Notes Due 2006, CUSIP No. 17248R AC0, have been paid in accordance with their terms and are no longer outstanding.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULAR WIRELESS LLC

Date: January 4, 2007	By:	/s/ Peter A. Ritcher
Peter A. Ritcher
Chief Financial Officer and Treasurer
(Principal Financial Officer)